Calculation of Filing Fee Tables
S-3
CBL & ASSOCIATES PROPERTIES INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, par value $0.001 per Share	457(r)				0.0001381
Fees to be Paid	3	Other	Depositary Shares	457(r)				0.0001381
Fees to be Paid	4	Other	Warrants to Purchase Securities	457(r)				0.0001381
Fees to be Paid	5	Other	Rights to Purchase Securities	457(r)				0.0001381
Fees to be Paid	6	Other	Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, par value $0.001 per share	415(a)(6)						S-3	333-272563	06/21/2023
Carry Forward Securities		Equity	Preferred Stock, par value $0.001 per share	415(a)(6)						S-3	333-272563	06/21/2023
Carry Forward Securities		Other	Depositary Shares	415(a)(6)						S-3	333-272563	06/21/2023
Carry Forward Securities		Other	Warrants to Purchase Securities	415(a)(6)						S-3	333-272563	06/21/2023
Carry Forward Securities		Other	Rights to Purchase Securities	415(a)(6)						S-3	333-272563	06/21/2023
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-272563	06/21/2023
Carry Forward Securities	7	Unallocated (Universal) Shelf		415(a)(6)			$ 400,000,000.00			S-3	333-272563	06/21/2023	$ 31,281.41
			Total Offering Amounts:				$ 400,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	1 An unspecified number of securities of each identified class is being registered under this Registration Statement as may from time to time be offered at indeterminate prices and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any of the securities registered hereunder. Separate consideration may not be received for securities that are issuable on conversion, redemption, repurchase, exchange or exercise of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. In reliance on and in accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of the registration fee, except for $44,080.00 that has already been paid with respect to $400,000,000 aggregate amount of such securities that were previously registered pursuant to a Registration Statement on Form S-3 (File No. 333-272563), which were not sold thereunder and which the Registrant is carrying forward to this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act. Registration fees will be paid subsequently on a "pay as you go" basis. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

[2]	2 See Offering Note 1.

[3]	3 See Offering Note 1.

[4]	4 See Offering Note 1.

[5]	5 See Offering Note 1.

[6]	6 See Offering Note 1.

[7]	7 The Registrant previously registered an aggregate principal amount of $400,000,000 of securities consisting of an unspecified number of shares of Common Stock, Preferred Stock, Depositary Shares representing fractional interests in Preferred Stock, Warrants, Rights and Units pursuant to a Registration Statement on Form S-3 (File No. 333-272563) filed on June 9, 2023, which was declared effective on June 21, 2023 (the "2023 Registration Statement"). In connection with the filing of the 2023 Registration Statement, a registration fee in the amount of $44,080 was paid. Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this Registration Statement all of such unsold securities and the offering of securities under the 2023 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date